Exhibit 99

PRESS RELEASE	FOR IMMEDIATE RELEASE

Contacts:
	Investment Community	News Media

	JAMES J. MURREN	ALAN M. FELDMAN
	President, Chief Financial Officer &	Senior Vice President
	Treasurer	Public Affairs
	(702) 693-8877	(702) 891-7147

MGM MIRAGE REPORTS RECORD THIRD QUARTER RESULTS
Las Vegas, Nevada, November 2, 2006 — MGM MIRAGE (NYSE: MGM) today reported its third quarter 2006 financial results, achieving record third quarter revenues and earnings. Diluted earnings per share was $0.54, a 74% increase over the $0.31 per share earned in 2005, driven by strong top-line performance — 5% increase in net revenues — and higher operating margins.
Highlights from the quarter include:
•	5% increase in gaming revenues, with strong high-end table games volume and a solid 5% increase in slots revenue;

•	3% increase in hotel revenues, led by a 6% increase in Las Vegas Strip REVPAR;[1]

•	Property EBITDA[2] of $637 million, a 19% increase over the prior year;

•	Property EBITDA margins increased to 33% versus 30% in the 2005 third quarter;

•	Beau Rivage, which was open for 33 days in the quarter, earned Property EBITDA of $16 million, versus $12 million in the 2005 quarter, when it was open for two months;[3]
The following table lists significant items which affect the comparability of the current year and prior year results (EPS impact shown, net of tax, per diluted share; negative amounts represent charges to income):

Three months ended September 30,	2006	2005

Profits from The Signature at MGM Grand	$0.06	$—
Incremental stock compensation — adoption of SFAS 123(R)	(0.04)	—
Preopening and start-up expenses	(0.01)	(0.01)
Property transactions, net	—	(0.05)
Tax adjustments	0.02	(0.01)
“The third quarter once again demonstrated our Company’s ability to grow organically and generate meaningful increases in cash flow,” said Terry Lanni, MGM MIRAGE’s Chairman and CEO. “We are extremely pleased with the record performances turned in by several resorts, and especially proud of the recently re-opened Beau Rivage. Our valued employees are excited to be back to work, and we are glad to be a part of the revival of the Gulf Coast.”

Net revenue of $1.9 billion is an all-time Company record for the third quarter. Results in most operating areas were consistent with this trend, as strong gaming results were accompanied by higher customer volumes at restaurants and shows and contributions from new amenities such as the Love show and new restaurants at Mirage.
The 5% increase in gaming revenue was led by double-digit increases in slot revenues at several resorts, including Bellagio, MGM Grand Las Vegas, Mandalay Bay, TI, MGM Grand Detroit and Gold Strike Tunica. Baccarat volume was also particularly impressive, up 22%, continuing the trend from the second quarter. Table games hold percentages were near the mid-point of the normal 18-22% range in both periods, though higher in the 2006 period.
Non-gaming results were strong, with new shows and restaurants contributing positively to results and continued strength in room rates. The 6% increase in Las Vegas Strip REVPAR represents the Company’s thirteenth consecutive quarter of year-over-year REVPAR growth. The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

	Three Months Ended
	September 30,	September 30,
	2006	2005
Occupancy %	96%	97%
Average Daily Rate (ADR)	$140	$133
Revenue per Available Room (REVPAR)	$135	$128
Revenue growth carried through to the profit line, as the Company was able to increase its margins, leading to increases in operating income, EBITDA and Property EBITDA. The Company’s operating income increased 26% to $428 million, which includes $27 million of profit from closings on the final units of Tower 1 of the Signature at MGM Grand. The operating margin was 22% in the current quarter versus 19% in the 2005 quarter.
Detailed Discussion of Certain Charges
In the third quarter of 2006, the Company incurred minimal property transactions. In the 2005 period, net property transactions of $23 million largely related to the write-off of assets replaced in connection with expansion and remodel projects at Bellagio, Mirage and TI.
Preopening and start-up expenses of $6 million in the 2006 quarter related primarily to CityCenter, MGM Grand Macau, the permanent facility at MGM Grand Detroit and The Signature at MGM Grand. Preopening and start-up expenses in 2005 — $6 million — related primarily to CityCenter, as well as new restaurants at MGM Grand Las Vegas and The Signature at MGM Grand.
Positive tax adjustments of $6 million in the 2006 third quarter related to a reduction in reserves required for certain complimentary costs. The IRS had historically challenged the deductibility of certain complimentaries provided to customers, but recent IRS guidance indicated that they would no longer challenge the deductions.

Earnings per share for the 2006 third quarter include the impact of implementing SFAS 123(R) on January 1, 2006. Under this new standard, the cost of employee stock awards are required to be recognized as an expense. The Company classified the incremental expense of $17 million as a result of implementing the standard as follows:

Three months ended September 30,	2006

(In thousands)
Casino	$3,845
Other operating departments	1,589
General and administrative	4,836
Corporate expense and other	7,117

$17,387

Financial Position
Third quarter capital investments totaled $610 million, which included $198 million for CityCenter, $70 million for the permanent MGM Grand Detroit hotel and casino, $164 million for rebuilding efforts at Beau Rivage, $45 million for a new corporate aircraft and $31 million of additional investments in MGM Grand Macau. Remaining capital expenditures of $102 million included spending on the new theatre and new restaurants at Mirage, new amenities at Mandalay Bay, and other routine capital expenditures.
During the third quarter of 2006, the Company repurchased 3 million shares of its common stock for $106 million, leaving 8 million shares available under the Company’s current authorization. At September 30, 2006, the Company had $2.1 billion of available borrowings under its senior credit facility. Subsequent to quarter-end, the Company announced that it had amended its credit facility. The total capacity remains at $7 billion, the term loan component was increased from $1.5 billion to $2.5 billion, the pricing was reduced and the maturity was extended to October 2011. In addition, the Company has the ability to solicit additional lender commitments to increase the facility’s capacity to $8 billion.
“Our financial strength continues to be the foundation for future growth at MGM MIRAGE, and the continued confidence of our stakeholders is proof that our strategies are sound,” said Jim Murren, MGM MIRAGE President, CFO and Treasurer. “With the amended credit facility and our resorts’ success in generating cash flows, we will continue to have financial flexibility for our growth initiatives while still being able to re-invest in our market leading resorts.”
Outlook
“We are looking forward to another successful quarter in the fourth quarter, as our resorts continue to attract high quality visitors from all segments. We expect higher Property EBITDA and our fourteenth consecutive quarter of REVPAR growth, resulting in an estimate of GAAP diluted EPS from continuing operations of approximately $0.40 to $0.45 per share in the fourth quarter of 2006, compared to $0.33 per share in the prior year,” Mr. Murren said.
The Company expects to recognize approximately $40-45 million of profits in the fourth quarter related to sales of Tower 2 at The Signature at MGM Grand. The Company expects to recognize the remaining profits on Tower 2, approximately $30-35 million, in the first quarter of 2007. In addition, the Company’s Laughlin operations — Colorado Belle and Edgewater — and the Primm Valley Resorts will be classified as discontinued operations beginning in the fourth quarter as a result of the Company’s agreement to sell these properties.

The Company’s EPS estimate incorporates the impact of the following significant items (EPS impact shown, net of tax, per diluted share; negative amounts represent charges to income):

	2006	2005
Three months ended December 31,	estimate	actual

Profits from The Signature at MGM Grand	$0.09-0.10	$—
Incremental stock compensation — adoption of SFAS 123(R)	(0.03)	—
Preopening, property transactions and other	(0.02)	(0.03)
Tax adjustments	—	0.01
MGM MIRAGE will hold a conference call to discuss its third quarter earnings results and outlook for the fourth quarter at 11:00 a.m. Eastern Standard Time today. The call can be accessed live at www.companyboardroom.com or www.mgmmirage.com, or by calling 1-800-526-8531 (domestic) or 1-706-634-6528 (international). Until November 16, 2006, a complete replay of the conference call can be accessed by dialing 1-706-645-9291, access code 8744175. A complete replay of the call will also be made available at www.mgmmirage.com. Supplemental detailed earnings information will also be available on the Company’s website.

[1]	REVPAR is hotel Revenue per Available Room.

[2]	“EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization. “Property EBITDA” is EBITDA before corporate expense and stock compensation expense. EBITDA information is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies. In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Management uses Property EBITDA as the primary measure of the Company’s operating resorts’ performance, including the evaluation of operating personnel. EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance; or as an alternative to cash flows from operating activities, as a measure of liquidity; or as any other measure determined in accordance with generally accepted accounting principles. The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA. Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company. Reconciliations of consolidated EBITDA to net income and of operating income to Property EBITDA are included in the financial schedules accompanying this release.

[3]	Beau Rivage earned operating income of $10 million and $5 million in the third quarters of 2006 and 2005, respectively, with depreciation and amortization of $6 million and $7 million in the corresponding periods.
* * *
MGM MIRAGE (NYSE:MGM), one of the world’s leading and most respected hotel and gaming companies, owns and operates 23 properties located in Nevada, Mississippi and Michigan, and has investments in three other properties in Nevada, New Jersey and Illinois. The Company has entered into agreements to sell its three Primm Valley Resort properties located in Primm, Nevada and its Colorado Belle and Edgewater properties located in Laughlin, Nevada. In addition, the Company has major new developments under construction in Nevada, Michigan and Macau S.A.R. CityCenter is a multi-billion dollar mixed-use urban development in the heart of the Las Vegas Strip; a new MGM Grand hotel and casino complex is being built in downtown Detroit; and the Company has a 50% interest in MGM Grand Macau, a hotel-casino resort currently under construction in Macau S.A.R. MGM MIRAGE supports responsible gaming and has implemented the American Gaming Association’s Code of Conduct for Responsible Gaming at its properties. MGM MIRAGE also has been the recipient of numerous awards and recognitions for its industry-leading Diversity Initiative and its community philanthropy programs. For more information about MGM MIRAGE, please visit the company’s website at http://www.mgmmirage.com.
Statements in this release which are not historical facts are “forward looking” statements and “safe harbor statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including risks and/or uncertainties as described in the company’s public filings with the Securities and Exchange Commission.

MGM MIRAGE AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
Revenues:
Casino	$844,644	$805,277	$2,487,982	$2,184,468
Rooms	491,511	478,462	1,535,808	1,208,277
Food and beverage	387,029	368,186	1,161,295	963,848
Entertainment	125,702	114,904	330,812	318,762
Retail	75,384	75,248	214,287	189,590
Other	142,110	127,291	398,983	295,099

	2,066,380	1,969,368	6,129,167	5,160,044
Less: Promotional allowances	(164,405)	(161,125)	(481,476)	(431,710)

	1,901,975	1,808,243	5,647,691	4,728,334

Expenses:
Casino	426,194	415,236	1,283,983	1,115,792
Rooms	141,537	143,065	420,148	337,949
Food and beverage	239,078	239,581	699,459	594,358
Entertainment	91,450	82,839	241,720	227,705
Retail	48,001	48,475	140,888	123,292
Other	86,671	76,853	232,575	180,835
General and administrative	302,430	288,728	849,036	696,805
Corporate expense	35,184	32,112	110,415	90,554
Preopening and start-up expenses	6,083	6,147	27,308	12,568
Restructuring costs (credit)	—	11	1,035	(59)
Property transactions, net	282	22,637	36,326	28,633
Depreciation and amortization	163,536	161,566	483,793	423,734

	1,540,446	1,517,250	4,526,686	3,832,166

Income from unconsolidated affiliates	66,138	49,006	158,773	114,936

Operating income	427,667	339,999	1,279,778	1,011,104

Non-operating income (expense):
Interest income	2,650	3,156	8,422	10,172
Interest expense, net	(193,899)	(193,150)	(586,630)	(461,966)
Non-operating items from unconsolidated affiliates	(4,627)	(4,344)	(11,563)	(11,535)
Other, net	(1,654)	1,894	(8,031)	(15,578)

	(197,530)	(192,444)	(597,802)	(478,907)

Income before income taxes	230,137	147,555	681,976	532,197
Provision for income taxes	(73,875)	(54,345)	(235,283)	(186,740)

Net income	$156,262	$93,210	$446,693	$345,457

Per share of common stock:

Basic:
Net income per share	$0.55	$0.33	$1.58	$1.21

Weighted average shares outstanding	281,836	286,752	283,423	284,938

Diluted:
Net income per share	$0.54	$0.31	$1.53	$1.16

Weighted average shares outstanding	289,258	298,885	291,744	296,753

MGM MIRAGE AND SUBSIDIARIES
SUPPLEMENTAL DATA — NET REVENUES
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
Las Vegas Strip	$1,543,101	$1,452,235	$4,671,092	$3,766,319
Other Nevada	159,745	163,802	469,034	353,674
MGM Grand Detroit	116,141	107,652	345,142	331,054
Mississippi	82,988	84,554	162,423	277,287

	$1,901,975	$1,808,243	$5,647,691	$4,728,334

MGM MIRAGE AND SUBSIDIARIES
SUPPLEMENTAL DATA — PROPERTY EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
Las Vegas Strip	$486,621	$404,828	$1,528,117	$1,172,828
Other Nevada	21,971	26,183	71,756	56,922
MGM Grand Detroit	38,421	36,814	114,020	114,450
Mississippi	25,011	15,416	42,401	67,456
Unconsolidated resorts	64,814	50,436	154,154	113,959

	$636,838	$533,677	$1,910,448	$1,525,615

MGM MIRAGE AND SUBSIDIARIES
DETAIL OF CERTAIN CHARGES AFFECTING PROPERTY EBITDA and EBITDA
(In thousands)
(Unaudited)
Three Months Ended September 30, 2006

	Preopening		Property
	and start-up	Restructuring	transactions,
	expenses	costs	net	Total
Las Vegas Strip	$3,998	$—	$69	$4,067
Other Nevada	—	—	(21)	(21)
MGM Grand Detroit	647	—	—	647
Mississippi	—	—	167	167
Unconsolidated resorts	1,324	—	—	1,324

	5,969	—	215	6,184
Corporate and other	114	—	67	181

	$6,083	$—	$282	$6,365

Three Months Ended September 30, 2005

	Preopening		Property
	and start-up	Restructuring	transactions,
	expenses	costs	net	Total
Las Vegas Strip	$7,313	$11	$22,361	$29,685
Other Nevada	—	—	—	—
MGM Grand Detroit	4	—	—	4
Mississippi	260	—	276	536
Unconsolidated resorts	(1,430)	—	—	(1,430)

	6,147	11	22,637	28,795
Corporate and other	—	—	—	—

	$6,147	$11	$22,637	$28,795

MGM MIRAGE AND SUBSIDIARIES
DETAIL OF CERTAIN CHARGES AFFECTING PROPERTY EBITDA and EBITDA (continued)
(In thousands)
(Unaudited)
Nine Months Ended September 30, 2006

	Preopening		Property
	and start-up	Restructuring	transactions,
	expenses	costs	net	Total
Las Vegas Strip	$19,024	$1,035	$32,635	$52,694
Other Nevada	—	—	(171)	(171)
MGM Grand Detroit	1,924	—	1	1,925
Mississippi	—	—	177	177
Unconsolidated resorts	5,969	—	—	5,969

	26,917	1,035	32,642	60,594
Corporate and other	391	—	3,684	4,075

	$27,308	$1,035	$36,326	$64,669

Nine Months Ended September 30, 2005

	Preopening		Property
	and start-up	Restructuring	transactions,
	expenses	costs (credit)	net	Total
Las Vegas Strip	$11,252	$7	$27,787	$39,046
Other Nevada	—	—	(63)	(63)
MGM Grand Detroit	4	—	304	308
Mississippi	335	—	316	651
Unconsolidated resorts	977	—	—	977

	12,568	7	28,344	40,919
Corporate and other	—	(66)	289	223

	$12,568	$(59)	$28,633	$41,142

MGM MIRAGE AND SUBSIDIARIES
RECONCILIATION OF CONSOLIDATED EBITDA TO NET INCOME
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
EBITDA	$591,203	$501,565	$1,763,571	$1,434,838
Depreciation and amortization	(163,536)	(161,566)	(483,793)	(423,734)

Operating income	427,667	339,999	1,279,778	1,011,104

Non-operating income (expense):
Interest expense, net	(193,899)	(193,150)	(586,630)	(461,966)
Other	(3,631)	706	(11,172)	(16,941)

	(197,530)	(192,444)	(597,802)	(478,907)

Income before income taxes	230,137	147,555	681,976	532,197
Provision for income taxes	(73,875)	(54,345)	(235,283)	(186,740)

Net income	$156,262	$93,210	$446,693	$345,457

MGM MIRAGE AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME TO PROPERTY EBITDA
(In thousands)
(Unaudited)
Three Months Ended September 30, 2006

		Depreciation
	Operating	and
	income	amortization	EBITDA
Las Vegas Strip	$355,282	$131,339	$486,621
Other Nevada	12,493	9,478	21,971
MGM Grand Detroit	33,865	4,556	38,421
Mississippi	16,353	8,658	25,011
Unconsolidated resorts	64,814	—	64,814

	482,807	154,031	636,838
Stock compensation			(17,387)
Corporate and other			(28,248)

			$591,203

Three Months Ended September 30, 2005

		Depreciation
	Operating	and
	income	amortization	EBITDA
Las Vegas Strip	$275,464	$129,364	$404,828
Other Nevada	16,452	9,731	26,183
MGM Grand Detroit	30,327	6,487	36,814
Mississippi	6,313	9,103	15,416
Unconsolidated resorts	50,436	—	50,436

	378,992	154,685	533,677
Stock compensation			—
Corporate and other			(32,112)

			$501,565

Nine Months Ended September 30, 2006

		Depreciation
	Operating	and
	income	amortization	EBITDA
Las Vegas Strip	$1,131,278	$396,839	$1,528,117
Other Nevada	42,466	29,290	71,756
MGM Grand Detroit	103,310	10,710	114,020
Mississippi	22,746	19,655	42,401
Unconsolidated resorts	154,154	—	154,154

	1,453,954	456,494	1,910,448
Stock compensation			(55,093)
Corporate and other			(91,784)

			$1,763,571

Nine Months Ended September 30, 2005

		Depreciation
	Operating	and
	income	amortization	EBITDA
Las Vegas Strip	$835,422	$337,406	$1,172,828
Other Nevada	32,107	24,815	56,922
MGM Grand Detroit	94,551	19,899	114,450
Mississippi	45,725	21,731	67,456
Unconsolidated resorts	113,959	—	113,959

	1,121,764	403,851	1,525,615
Stock compensation			—
Corporate and other			(90,777)

			$1,434,838

MGM MIRAGE AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$343,716	$377,933
Accounts receivable, net	343,491	352,673
Inventories	117,335	111,825
Deferred income taxes	63,693	65,518
Prepaid expenses and other	134,298	110,634

Total current assets	1,002,533	1,018,583

Real estate under development	128,116	—

Property and equipment, net	17,227,810	16,541,651

Other assets:
Investments in unconsolidated affiliates	1,082,664	931,154
Goodwill	1,307,118	1,314,561
Other intangible assets, net	375,115	377,479
Deposits and other assets, net	521,244	515,992

Total other assets	3,286,141	3,139,186

	$21,644,600	$20,699,420

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$439,782	$265,601
Income taxes payable	25,503	125,503
Current portion of long-term debt	—	14
Accrued interest on long-term debt	196,022	229,930
Other accrued liabilities	892,849	913,520

Total current liabilities	1,554,156	1,534,568

Deferred income taxes	3,377,594	3,378,371
Long-term debt	12,955,822	12,355,433
Other long-term obligations	215,617	195,976
Stockholders’ equity:
Common stock ($.01 par value: authorized 600,000,000 shares, issued 359,554,443 and 357,262,405 shares and outstanding 280,580,590 and 285,069,516 shares)	3,596	3,573
Capital in excess of par value	2,700,768	2,586,587
Deferred compensation	(360)	(3,618)
Treasury stock, at cost (78,973,853 and 72,192,889 shares)	(1,596,984)	(1,338,394)
Retained earnings	2,434,418	1,987,725
Accumulated other comprehensive loss	(27)	(801)

Total stockholders’ equity	3,541,411	3,235,072

	$21,644,600	$20,699,420